

<ARTICLE>                     5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE DECEMBER
31, 1997 FINANCIAL STATEMENTS OF TRAVELERS GROUP INC. AND IS QUALIFIED IN ITS
ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER>                                   1,000,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                              DEC-31-1997
<PERIOD-END>                                   DEC-31-1995
<CASH>                                             3,491
<SECURITIES>                                     247,793  <F1>
<RECEIVABLES>                                     20,968  <F2>
<ALLOWANCES>                                           0  <F3>
<INVENTORY>                                            0  <F3>
<CURRENT-ASSETS>                                       0  <F3>
<PP&E>                                                 0  <F3>
<DEPRECIATION>                                         0  <F3>
<TOTAL-ASSETS>                                   302,344
<CURRENT-LIABILITIES>                                  0  <F3>
<BONDS>                                           34,952  <F4>
<PREFERRED-MANDATORY>                                728
<PREFERRED>                                        1,112
<COMMON>                                              14
<OTHER-SE>                                        14,727  <F5>
<TOTAL-LIABILITY-AND-EQUITY>                     302,344
<SALES>                                                0  <F3>
<TOTAL-REVENUES>                                  27,287
<CGS>                                                  0  <F3>
<TOTAL-COSTS>                                     23,947
<OTHER-EXPENSES>                                       0  <F3>
<LOSS-PROVISION>                                     171  <F6>
<INTEREST-EXPENSE>                                 9,378  <F6>
<INCOME-PRETAX>                                    3,320
<INCOME-TAX>                                       1,179
<INCOME-CONTINUING>                                2,141
<DISCONTINUED>                                       150  <F3>
<EXTRAORDINARY>                                        0  <F3>
<CHANGES>                                              0  <F3>
<NET-INCOME>                                       2,291
<EPS-PRIMARY>                                       1.94
<EPS-DILUTED>                                       1.86

F1 Includes the following items from the financial statements: total investments $40,965; securities borrowed or purchased under agreements to resell $85,026; and trading securities and commodities owned, at market value $121,802.
F2 Includes the following items from the financial statements: brokerage receivables $10,312; net consumer finance receivables $7,092 and other receivables $3,564.
F3 Items which are inapplicable relative to the underlying financial statements are indicated with a zero as required.
F4 Includes the following items from the financial statements: investment banking and brokerage borrowings $11,249; short-term borrowings $1,468 and long-term debt $22,235.
F5 Includes the following items from the financial statements: additional paid-in capital $7,227; retained earnings $10,504; treasury stock $(3,470); and unrealized gain (loss) on investment securities $756 and other, principally unearned compensation $(290).
F6 Included in total costs and expenses applicable to sales and revenues.


